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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113557, 333-31978, 333-34360, 333-86098 and 333-89666), S-8 (Nos. 333-104685, 333-69116, 333-52512, 333-34358, 333-95673, 333-92173, 333-58183, 333-77321, 333-66151, 333-02889, 333-00779, 033-43591, 333-14241 and 333-12095) and S-1 (No. 333-24557) of Adaptec, Inc. of our report dated June 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 10, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM